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                                                                   EXHIBIT 10.23

                          CABLE ADVERTISING AGREEMENT

     This Cable Advertising Agreement (the "Agreement") is made effective as of May 19, 1999 (the "Effective Date") between Vulcan Ventures Incorporated, a
            Washington corporation ("Vulcan"), and drugstore.com, Inc., a Delaware corporation ("Company").

                                  Background

     Concurrently with the signing of this Agreement, Vulcan has agreed to purchase a Convertible Promissory Note of the Company in the amount of $40,000,000.85 (the "Note"). As a condition to purchasing the Series D Preferred Stock of the Company, Vulcan and the Company have agreed that Vulcan shall make available to the Company free local cable advertising inventory from Vulcan's affiliated cable company, Charter Communications Communications Holdings LLC or its subsidiaries ("Charter").

     In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Vulcan and Company hereby agree as follows:

     1.   Dollar Value

     Vulcan shall, through Charter, provide $5,000,000, in the aggregate, of Inventory (as defined below) distributed ratably over the term or as mutually agreed by the Company, Vulcan and Charter.

     2.   Term

     This Agreement will commence on the date first appearing above and will continue in effect for three years unless earlier terminated pursuant to Section 3 of this Agreement.

     3.   Termination

     The Company can terminate this Agreement if Vulcan materially breaches any of its obligations under the Agreement and fails to cure such breach within 30 days after the Company gives Vulcan written notice of the breach.

     Vulcan may stop performing under this Agreement if and for so long as the Company is in default under the Note. This Agreement will automatically terminate upon termination or repayment of the Note; provided however, that this Agreement shall survive any conversion of the Notes into equity securities.

     4.   Advertising Plan, Local Markets and Specific Inventory

     Vulcan and the Company will use reasonable efforts to facilitate communication between the Company's and Charter's respective management to establish an advertising plan within 90 days of the effective date of this Agreement. Vulcan, Charter and the Company will mutually agree upon the local markets in which the advertisements will be aired and the specific advertisement inventory to
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be allocated to the Company under this Agreement. The advertising plan, including agreement on the local markets in which the advertisements will be aired and the specific advertising inventory to be allocated to the Company under this Agreement will hereinafter be referred to as the "Inventory." Such Inventory will be valued at the amount that it would be offered in a comparable, arms-length transaction to a third party by Charter.

     5.   Liquidated Damages

     In the event that Vulcan materially breaches any of its obligations under this Agreement and the Company properly terminates the Agreement pursuant to
Section 3 of this Agreement, then Vulcan will, upon written notice from the Company, pay to the Company as liquidated damages, an amount to be mutually agreed by Vulcan and the Company, in full satisfaction of Vulcan's obligations hereunder. Following execution of this Agreement, Vulcan and the Company will enter into good faith negotiations with the objective of determining the amount of such liquidated damages within 90 days after the effective date of this Agreement.

     6.   Change of Control

     If Vulcan's equity ownership in Charter is reduced below 50%, Vulcan shall use its best efforts to ensure that the Company will receive the Inventory. If Vulcan is unsuccessful, it shall pay to the Company the fair market value of the Inventory not yet deployed on behalf of the Company.

     7.   Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     8.   Entire Agreement

     This Agreement and the documents referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

                            Signature page follows

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In witness whereof, the parties have duly entered into this Cable Advertising
Agreement as of the Effective Date.


     VULCAN VENTURES INCORPORATED                  DRUGSTORE.COM, INC.


By:_________________________________   By:____________________________________


Name:_______________________________   Name:__________________________________


Title:______________________________   Title:_________________________________

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